UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2015

Summit Materials, Inc.

Summit Materials, LLC

(Exact name of registrants as specified in their charters)

Delaware	001-36873	47-1984212
Delaware	333-187556	26-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

1550 Wynkoop Street, 3rd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrants’ telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously announced, on April 16, 2015, Continental Cement Company, L.L.C. (“Continental Cement”), Summit Materials, LLC (“Summit LLC”) and Summit Materials Holdings L.P., each of which is a subsidiary of Summit Materials, Inc., and Lafarge North America Inc. (“Lafarge”) entered into an asset purchase agreement (as amended, the “Davenport Purchase Agreement”), providing for the acquisition of certain assets from Lafarge (the “Davenport Acquisition”), including a cement plant, a quarry and seven cement distribution terminals (the “Lafarge Target Business”).

In connection with the entry into the Davenport Purchase Agreement, Continental Cement, Summit LLC, Summit Holdings and Lafarge entered into an asset purchase agreement (the “Bettendorf Purchase Agreement”) pursuant to which Continental Cement agreed to convey certain assets to Lafarge, including a cement distribution terminal (the “Bettendorf Assets”) as partial consideration for the consummation of the Davenport Acquisition pursuant to the Davenport Purchase Agreement (the “Bettendorf Acquisition”).

Both the Davenport Acquisition and the Bettendorf Acquisition closed on July 17, 2015. The total purchase price of the Davenport Assets was $450.0 million in cash plus the Bettendorf Assets. In accordance with the terms of the Davenport Purchase Agreement, Summit LLC paid an initial cash purchase price of $370.0 million upon closing of the Davenport Acquisition, which was funded with net proceeds from Summit LLC’s and Summit Materials Finance Corp.’s prior issuance and sale of 6.125% Senior Notes due 2023 (“2023 Notes”) that were released from a segregated account that initially held the gross proceeds from the 2023 Notes, together with borrowings under the a new term loan facility described in Item 2.03 of this Current Report on Form 8-K. The remaining $80.0 million of the cash purchase price for the Davenport Assets is due by December 31, 2015.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amended and Restated Credit Agreement

In connection with the consummation of the Davenport Acquisition, on July 17, 2015, Summit LLC, Summit Materials Intermediate Holdings, LLC and certain subsidiaries of Summit LLC entered into a restatement agreement with the lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender (the “Restatement Agreement”), amending and restating the existing credit agreement governing Summit LLC’s senior secured credit facilities (such credit agreement, as amended by the Restatement Agreement, the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement provides for a new term loan facility in an aggregate amount of $650.0 million and revolving credit commitments in an aggregate amount of $235.0 million (the term loan and revolving credit facility collectively, the “senior secured credit facilities”). The revolving credit facility includes capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans. The full amount of the term loan was drawn at closing and used to repay the prior term loan and to finance part of the initial cash purchase price of the Davenport Acquisition.

The senior secured credit facilities include an uncommitted incremental facility that allow Summit LLC the option to increase the amount available under the term loan facility and/or the revolving credit facility by (i) $225.0 million and (ii) an additional amount so long as Summit LLC is in pro forma compliance with a consolidated first lien net leverage ratio of no greater than 3.75:1.00 (excluding revolving credit loans borrowed for seasonal working capital requirements in an amount not to exceed $75.0 million). Availability of such incremental facilities are subject to, among other conditions, the absence of an event of default and the receipt of commitments by existing or additional financial institutions.

Interest Rate and Fees

Borrowings under the senior secured credit facilities bear interest at a rate per annum equal to an applicable margin plus, at Summit LLC’s option, either (i) a base rate (subject to a base rate floor of 2.00% in the case of the new term loan facility) determined by reference to the highest of (a) the Federal Funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) the eurocurrency rate plus 1.00% or (ii) the eurocurrency rate (subject to a LIBOR floor of 1.00% in the case of the new term loan facility) determined by reference to the applicable Bloomberg screen page two business days prior to the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margin for the new term loan facility is 3.25% in the case of eurocurrency rate loans and 2.25% in the case of base rate loans and will be subject to one 25 basis point step-down upon Summit LLC’s attaining a consolidated first lien net leverage ratio of 2.25:1.00. The applicable margin on the revolving credit facility is 3.25% in the case of eurocurrency rate loans and 2.25% in the case of base rate loans and is subject to one 25 basis point step-down upon Summit LLC’s attaining a consolidated first lien net leverage ratio of 2.25:1.00.

In addition to paying interest on outstanding principal under the amended and restated senior secured credit facilities, Summit LLC is required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. Summit LLC is also required to pay customary letter of credit and agency fees.

Mandatory Prepayments

The Amended and Restated Credit Agreement requires Summit LLC to prepay outstanding term debt, subject to certain exceptions, with: (i) commencing with the fiscal year ended January 2, 2016, 50% (which percentage will be reduced to 25% and 0% upon Summit LLC’s attaining certain consolidated first lien net leverage ratios) of Summit LLC’s annual excess cash flow less the principal amount of certain debt prepayments; (ii) 100% of the net proceeds from certain asset sales and casualty and condemnation proceeds, subject to certain threshold amounts of net proceeds and, if no default exists, to a 100% reinvestment right if reinvested or committed to be reinvested within 12 months of receipt so long as any committed reinvestment is actively reinvested within 18 months of receipt; and (iii) 100% of the net proceeds from issuances or incurrence of certain debt, other than proceeds from debt permitted to be incurred under the Amended and Restated Credit Agreement. Summit LLC will apply the foregoing mandatory prepayments to the term debt in direct order of maturity.

Voluntary Prepayments

Summit LLC may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty; provided that voluntary prepayments of eurocurrency rate loans made on a date other than the last day of an interest period applicable thereto shall be subject to customary breakage costs. In addition, with respect to certain repricings or refinancings of the new term loan facility within six months after July 17, 2015, Summit LLC will be required to pay a fee equal to 1.0% of the principal amount of the new term loan facility that is repriced or refinanced.

Amortization and Final Maturity

Summit LLC is required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the new term loan facility made on July 17, 2015, with the balance due on the seventh anniversary of July 17, 2015. Summit LLC is not required to make any scheduled payments under the revolving credit facility. The principal amounts outstanding under the revolving credit facility will be due and payable on March 11, 2020.

Guarantee and Security

All obligations under the senior secured credit facilities are unconditionally guaranteed by Summit Materials Intermediate Holdings, LLC, Summit LLC’s immediate parent entity, and each existing and future direct or indirect wholly-owned domestic restricted subsidiary of Summit LLC (other than certain immaterial subsidiaries, subsidiaries that are precluded by law, regulation or contractual obligation from guaranteeing the obligations and certain subsidiaries excluded via customary exceptions) (collectively, the “Credit Agreement Guarantors”). All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured by substantially all of the following assets of Summit LLC and each subsidiary that is a Credit Agreement Guarantor, subject to certain exceptions: (i) a pledge of 100% of the capital stock of Summit LLC and 100% of the capital stock of each material domestic restricted subsidiary that is directly owned by Summit LLC or one of the subsidiary Credit Agreement Guarantors, promissory notes and any other instruments evidencing indebtedness owned by Summit LLC or one of the subsidiary Credit Agreement Guarantors and 65% of the capital stock of each wholly-owned first-tier foreign subsidiary that is, in each case, directly owned by Summit LLC or one of the subsidiary Credit Agreement Guarantors; and (ii) a security interest in, and mortgages on, substantially all tangible and intangible assets (above a materiality threshold in the case of mortgages) of Summit LLC and each subsidiary Credit Agreement Guarantor.

Certain Covenants and Events of Default

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, Summit LLC’s and its restricted subsidiaries’ ability to: incur additional indebtedness or guarantees; create liens on assets; change its fiscal year; enter into sale and leaseback transactions; engage in mergers or consolidations; sell assets; pay dividends and make other restricted payments; make investments, loans or advances; repay subordinated indebtedness; make certain acquisitions; engage in certain transactions with affiliates; and change its lines of business.

In addition, the senior secured credit facilities require Summit LLC to maintain a maximum first lien net leverage ratio if borrowings under the revolving credit facility exceed a certain utilization threshold.

The Amended and Restated Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under the senior secured credit facilities will be entitled to take various actions, including the acceleration of amounts due under the senior secured credit facilities and all actions permitted to be taken by a secured creditor.

Certain of the lenders and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Summit LLC and its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, an affiliate of The Blackstone Group L.P. (“Blackstone”) is a co-manager and lender under the senior secured credit facilities and will receive customary fees associated with its pro rata participation. Affiliates of Blackstone own a majority of the combined voting power of Summit Materials, Inc.’s Class A and Class B common stock.

The foregoing summary of the material terms of the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Restatement Agreement and the Amended and Restated Credit Agreement appended thereto, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 20, 2015, Summit Materials, Inc. issued a press release announcing the completion of the Davenport Acquisition. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under Item 7.01 in this Current Report on Form 8-K and in Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

In connection with the acquisition of the Lafarge Assets, the following financial statements are filed as Exhibit 99.2 and 99.3 hereto and are incorporated herein by reference:

(i)	the audited combined balance sheets of Lafarge Target Business, carve-out of certain operations of Lafarge, as of December 31, 2014 and 2013, and the related combined statements of operations, changes in net parent investment and cash flows for each of the three years in the period ended December 31, 2014, and the report of Lafarge Target Business’ independent registered public accounting firm dated May 29, 2015; and

(ii)	the unaudited condensed combined balance sheets of Lafarge Target Business as of March 31, 2015 and December 31, 2014, and the related condensed combined statements of operations and cash flows for the three months ended March 31, 2015 and 2014.

(b)	Pro forma financial information.

In connection with the acquisition of the Lafarge Assets, the following unaudited pro forma financial information is filed as Exhibit 99.4 hereto and is incorporated herein by reference:

(i)	Summit LLC’s unaudited pro forma condensed consolidated balance sheet as of March 28, 2015;

(ii)	Summit LLC’s unaudited pro forma condensed consolidated statement of operations for the three months ended March 28, 2015; and

(iii)	Summit LLC’s unaudited pro forma condensed combined statement of operations for the year ended December 27, 2014.

The pro forma financial information does not purport to project the future financial position or operating results of Summit LLC.

(d)	Exhibits.

Exhibit No.	Description

10.1	Restatement Agreement, providing for the Amended and Restated Credit Agreement, dated as of July 17, 2015, among Summit Materials, LLC, Summit Materials Intermediate Holdings, LLC, the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender.

99.1	Press Release, dated July 20, 2015.

99.2	Audited combined balance sheets of Lafarge Target Business as of December 31, 2014 and 2013, and the related combined statements of operations, changes in net parent investment and cash flows for each of the three years in the period ended December 31, 2014 (incorporated by reference to Exhibit 99.1 to the Registrants’ Current Report on Form 8-K filed on June 23, 2015 (File Nos. 001-36873 and 333-187556)).

99.3	Unaudited condensed combined balance sheets of Lafarge Target Business as of March 31, 2015 and December 31, 2014, and the related condensed combined statements of operations and cash flows for the three months ended March 31, 2015 and 2014 (incorporated by reference to Exhibit 99.2 to the Registrants’ Current Report on Form 8-K filed on June 23, 2015 (File No. 001-36873 and 333-187556)).

99.4	Unaudited pro forma condensed consolidated financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.
Date: July 20, 2015	SUMMIT MATERIALS, LLC

	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restatement Agreement, providing for the Amended and Restated Credit Agreement, dated as of July 17, 2015, among Summit Materials, LLC, Summit Materials Intermediate Holdings, LLC, the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender.

99.1	Press Release dated July 20, 2015.

99.2	Audited combined balance sheets of Lafarge Target Business as of December 31, 2014 and 2013, and the related combined statements of operations, changes in net parent investment and cash flows for each of the three years in the period ended December 31, 2014 (incorporated by reference to Exhibit 99.1 to the Registrants’ Current Report on Form 8-K filed on June 23, 2015 (File Nos. 001-36873 and 333-187556)).

99.3	Unaudited condensed combined balance sheets of Lafarge Target Business as of March 31, 2015 and December 31, 2014, and the related condensed combined statements of operations and cash flows for the three months ended March 31, 2015 and 2014 (incorporated by reference to Exhibit 99.2 to the Registrants’ Current Report on Form 8-K filed on June 23, 2015 (File No. 001-36873 and 333-187556)).

99.4	Unaudited pro forma condensed consolidated financial information